Exhibit 99.1

Kinetic Seas CEO Releases Public Shareholder Letter

Schaumburg, IL, December 23, 2024 – Kinetic Seas (OTC:KSEZ)

Dear Fellow Shareholders,

It is remarkable to reflect on the progress we have made since assuming operational control of Kinetic Seas, Inc. (formerly Bellatora, Inc.) just over a year ago. My name is Edward Honour, and I serve as your CEO and Chairman of the Board. Since this is my first public letter to shareholders, I would like to share a bit of the story behind our Company’s origin. My experience spans over 35 years, performing roles in both government and the private sector, with a focus on how technology—particularly data science, machine learning, and artificial intelligence—drives innovation, efficiency, and growth.

Since December of last year, we have been executing our vision to make Kinetic Seas a leader in AI consulting, infrastructure, hosting, and education. Our mission is to deliver advanced Machine Learning and AI solutions to business and government clients, enabling them to work more intelligently, securely, and efficiently. Every step we have taken has been purposeful and aligned with our strategic business plan.

Key Developments Over the Past Year:

•	February 2024: We began completing the numerous regulatory filings required to position Kinetic Seas as a fully reporting, exchange-listed security. At the same time, we laid the foundational work for our technical infrastructure.

•	March–April 2024: We raised the necessary funding to complete Phase I of our business plan, ensuring we had the resources to build our AI Data Center and related capabilities.

•	Early June 2024: We completed offerings totaling $850,000 to fund Phase I. With these resources, we constructed a state-of-the-art AI Data Center equipped with NVIDIA GPUs. We leveraged this platform to develop our HIPAA-compliant AI Toolkit for the healthcare industry.

•	Late June 2024: We partnered with Oasis AI Learning to launch educational outreach programs. These initiatives, now coming online, will enhance our web presence, social media reach, and brand recognition.

•	Late July 2024: We formed a partnership with Reed Medical Group and Concierge Medical Management to integrate data science, machine learning, and AI into concierge medicine, demonstrating our ability to deliver real-world value in the healthcare sector.

•	August 2024: Based on learnings from our partnership with Reed Medical Group and Concierge Medical Management we began development of an AI enabled electronic medical records system, Kinetic MD. Kinetic MD includes both an AI enabled voice management system that performs most of the functions of an EMR using voice commands and by transcribing physician notes. In addition to EMR functions, the system will contain a patient relationship management system to improve both practice management and patient care. We expect to go live our first physician offices in Q1 – 2025.

•	October 2024: The development Kinetic MD included the development of innovative technologies that could be spun off as independent products with various use-cases. One such product is called kinetic voice intelligence (KVI). KVI is a telecommunication platform that allows users to record, transcribe, and analyze conversations using different AI models depending on the use case. We expect to go live with KVI in the financial services industry in Q1 – 2025.

These milestones underscore the dedication of our team and our ability to translate careful planning into tangible results.

1

Financial and Business Highlights:

•	Revenue-Positive in Q1-2024: Kinetic Seas became revenue-positive through our AI consulting services earlier this year. This achievement validates our business model and its potential for sustained growth.

•	Sustained Growth: With consulting contracts secured through June 2025, we have a clear runway. Q2 consulting revenues exceeded $70,000, indicating a steady uptick in demand and paving the way for additional growth as we broaden our client base and service offerings.

Regulatory and Listing Progress:

•	SEC and FINRA Filings: We diligently completed all filings required to be fully reporting, including our 2022/2023 10K Audited Reports, submitted on September 24, 2024.

•	Name Change Approval: FINRA approved our name change from Bellatora to Kinetic Seas on October 8, 2024, aligning our brand with our strategic mission.

•	OTC QB Uplisting Delay: While we initially aimed to uplist to the OTC QB in late 2024, the process has taken longer than expected. We now anticipate completing our OTC QB listing in January 2025. Achieving this important milestone will increase visibility, attract a broader base of investors, and position us for future growth. Our ultimate goal is to graduate from the OTC QB to a major exchange, thereby enhancing shareholder value and liquidity even further.

Market Opportunity and Industry Growth:

We stand at a pivotal moment in the AI industry’s evolution. Demand for AI-driven solutions is rapidly expanding across a wide range of industries and company sizes:

•	Adoption Rates on the Rise: According to a 2022 McKinsey & Company survey, approximately half of all surveyed businesses have already adopted AI in at least one function. This reflects a broad and growing appeal, not just for large enterprises, but increasingly for mid-sized and smaller companies as well.

•	Accelerating Enterprise Integration: Gartner projects that by 2025, 75% of enterprises worldwide will move from AI pilot projects to fully integrated AI operations. As these accessible, user-friendly AI tools proliferate, the barriers to adoption continue to fall, enabling businesses of all scales to leverage these technologies.

•	Significant Market Expansion: IDC forecasts worldwide AI spending to reach $300 billion by 2026, underscoring the flow of capital into AI products and services. This influx of investment signals that AI’s transformative potential spans numerous sectors, from healthcare and finance to manufacturing, logistics, and beyond.

These authoritative sources confirm that the AI sector is not only robust but accelerating. For our shareholders, this means we are operating in a market where demand is expected to remain strong and growing. Investing in Kinetic Seas at this stage aligns you with an industry still in its early growth curve, positioning you to potentially benefit as we scale, secure marquee clients, and expand our offerings.

2

Looking Ahead:

We anticipate multiple revenue sources in the near term:

1.

Licensing (Kinetic MD): The healthcare industry has eagerly embraced AI technologies. Our HIPAA-compliant EHR platform, Kinetic MD, will automate administrative tasks for concierge physicians. We look forward to announcing our first Kinetic MD client in the coming weeks.

2.	AI Consulting: We are finalizing new contracts, some stemming from our executives’ long-standing consulting relationships. These engagements will diversify and strengthen our revenue streams.

3.

Incubation and Joint Ventures: Several medical and tech entities have approached us regarding potential contracts and joint ventures. Such collaborations can accelerate innovation, broaden our service portfolio, and enhance our market footprint.

Our projections remain strong, and we anticipate reaching operating profitability during the first quarter of 2025.

Strategic AI Leadership and Expansion:

We understand that sustained growth in AI demands visionary leadership and technical excellence. To ensure we remain on the cutting edge, we are committed to bringing highly esteemed and credentialed AI experts onto our Board of Directors and Advisory Board. Their insights will inform our strategies, foster innovation, and bolster our credibility in the marketplace.

Additionally, we are actively exploring strategic mergers, acquisitions, and partnerships with other promising AI companies. Our platform can serve as the foundation to integrate complementary technologies, generate significant synergies, and ultimately deliver enhanced shareholder value.

Education and Thought Leadership:

Education remains a cornerstone of our strategy. Through free resources—such as YouTube content, podcasts, and “Kinetic Guides”—we aim to empower the developer community and position Kinetic Seas as a leading voice in AI. These educational efforts build goodwill, nurture relationships, and help us attract both talent and clients.

Our Name, Our Identity:

The inspiration behind “Kinetic Seas” comes from the dynamic, ever-shifting nature of AI. Navigating these boundless opportunities requires a knowledgeable, adaptive crew—attributes that define our team. We stand ready to guide organizations through the complexities and immense potential of artificial intelligence.

Acknowledgments and Gratitude:

I extend my sincere gratitude to our employees, friends, and partners. Your dedication and hard work have brought us to where we are today, and your continued support will guide us into a future filled with opportunity.

If you have any questions or seek further information, please do not hesitate to reach out. Thank you for your trust, support, and partnership.

3

Forward-Looking Statements

This letter contains forward-looking statements, including statements regarding our future plans, expectations, and projections. These statements are based on current beliefs and assumptions and are subject to significant risks and uncertainties. Actual results may differ materially from those expressed or implied in these statements due to factors such as market conditions, regulatory changes, operational challenges, and other risks described in our filings with the Securities and Exchange Commission (SEC), including our most recent Form 10-K and Form 10-Q.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Investors are encouraged to review our SEC filings and consult their financial advisors for additional information regarding the risks and uncertainties associated with our business.

Warm regards,

Edward Honour
CEO & Chairman of the Board
Kinetic Seas, Inc.

Media Contact:

Jeffrey Lozinski
Chief Operating Officer, Director
Kinetic Seas Incorporated
Email: jlozinski@KineticSeas.com
Phone: 888-901-8806

Contact Information:

Kinetic Seas Incorporated
1501 Woodfield Rd, Suite 114E
Schaumburg, IL 60173
www.kineticseas.com

4